SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934

Filed by the Registrant    ( )

Filed by a Party other than the Registrant    (X)

Check the appropriate box:

( )   Preliminary Proxy Statement

( )   Definitive Proxy Statement

(X)   Definitive Additional Materials

( )   Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                   Santa Fe Pacific Corporation
        Name of Registrant as Specified In Its Charter

                   Union Pacific Corporation
        (Names of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

( )   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(i)(2).

( )   $500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-6(i)(3).

( )   Fee computed on table below per Exchange Act Rules 14a-
      6(i)(4) and 0-11.

(X) Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:  $125 on October 13, 1994
      (2)  Form, Schedule or Registration Statement No.: Schedule 14A
      (3)  Filing Party: Same as above
      (4)  Date Filed: October 13, 1994







          (UNION PACIFIC                     NEWS RELEASE
          CORPORATION - LOGO)

                                             Contact:  610-861-3382
                                             Harvey S. Turner
                                             Director-Public Relations
                                             Martin Tower
                                             Eighth and Eaton Avenues
                                             Bethlehem, PA  18018

                                             FOR IMMEDIATE RELEASE

          UNION PACIFIC SAYS LAWSUIT IS ENTIRELY WITHOUT MERIT BETHLEHEM, PA, DECEMBER 7, 1994 -- Union Pacific Corporation (NYSE: UNP) said that Burlington Northern's suit filed today challenging the use of a voting trust in its proposed acquisition of Santa Fe Pacific Corporation (NYSE: SFX) is entirely without merit.

               Drew Lewis, Chairman and CEO of Union Pacific, said, "The Interstate Commerce Commission staff has approved our voting trust despite Burlington Northern's previous unsuccessful efforts to challenge it. In fact, the full commission ruled that it would not withdraw the staff's opinion as Burlington Northern had requested."

               Mr. Lewis added, "It appears that Burlington
          Northern is simply trying to draw attention away from the real issue of how their proposal to acquire Santa Fe compares with Union Pacific's proposal. In fact, Santa Fe repeatedly requested that Union Pacific use a voting trust to enhance its proposal for Santa Fe shareholders. We think all parties -- and certainly Santa Fe's shareholders -- would be better served by focusing on the sale process."